UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)(3)    Compensatory Arrangements of Certain Officers

On January 13, 2009, the Compensation Policy Committee (the “Committee”) of the Board of Directors of Host Hotels & Resorts, Inc. (the “Company”) adopted new compensatory arrangements in which senior management of the Company, including the named executive officers, will participate. The arrangements, which will be effective from 2009 through 2011, replace the expired compensation program which was in effect from 2006 through 2008.

The Committee did not make any determinations on 2009 compensation for the named executive officers.

The key elements of the 2009-2011 program are base salary, annual incentive awards and equity awards. The following describes the material terms of the annual incentive awards and the equity awards.

Annual Incentive Awards

As in previous years, annual incentive awards will be available to all employees of Host Hotels & Resorts, L.P., and provide employees, including the named executive officers, the opportunity to receive cash bonuses based on the satisfaction of Company financial goals and personal performance goals. Bonuses will be calculated as a percentage of an individual’s salary and weighted as follows: for the named executive officers and all employees at the executive vice president level, 80% of the eligible cash bonus will be based on the satisfaction of two Company financial goals and 20% on satisfaction of personal performance goals. At the senior vice president level, 65% of the eligible bonus will be based on the satisfaction of the two Company financial goals and 35% on satisfaction of personal performance goals. The amount that may be earned is further refined based on the level of performance on each goal, which will be measured at three levels, threshold, target and high. Accordingly, the total amount of the annual incentive award that may be earned will depend on the following: (1) salary, because the award will be calculated and paid as a percentage of annual salary, (2) the relative weighting, described above, between financial and personal goals, (3) the level of performance achieved on each of the two Company financial goals, and (4) the level of performance achieved on personal goals. The chart below shows the performance and total annual bonus that may be earned under the program for the Chief Executive Officer, executive vice presidents and senior vice presidents. No bonus will be earned for performance below threshold, and results will be interpolated between the levels of threshold, target and high.

Performance and Total Eligible Payout

(as a % of Salary)

CEO		EVP		SVP
Performance Level	Total Eligible Payout (% of Salary)	Performance Level	Total Eligible Payout (% of Salary)	Performance Level	Total Eligible Payout (% of Salary)

< Threshold	0	< Threshold	0	< Threshold	0
Threshold	50	Threshold	37.5	Threshold	27.5
Target	100	Target	75	Target	55
High	200	High	150	High	110

The total amount that may be earned annually under the Annual Incentive Awards would be determined as follows:

Measure	CEO / Executive Vice Presidents	Senior Vice Presidents
Financial	a = salary x weighting (80%) x payout level achieved	c = salary x weighting (65%) x payout level achieved

Personal	b = salary x weighting (20%) x performance level achieved	d = salary x weighting (35%) x performance level achieved

Total Potential Annual Incentive	Sum of a + b	Sum of c + d

Financial Goals: The Compensation Policy Committee adopted two measures of financial performance for the annual incentive award. Financial performance will be measured by Funds from Operations per diluted share, adjusted for certain items (“Adjusted FFO”) and Return on Invested Capital (“ROIC”), with 70% of this portion of the bonus weighted on Adjusted FFO and 30% weighted on ROIC.

•

The Company uses Funds from Operations per diluted share in accordance with NAREIT guidelines as a supplemental measure of operating performance in its earnings releases and financial presentations. The Committee will consider adjustments reflecting (i) items that are unusual in nature (for example, income from large settlements and significant acquisition costs, such as that incurred in the purchase of the Starwood portfolio in 2006), and (ii) items that are in the long-term interest of the Company but would reduce Funds from Operations per diluted share in the performance period (such as costs associated with senior notes redemption, debt prepayments, and preferred stock redemptions), which, if included, would not reflect the recurring FFO of the Company. The Adjusted FFO financial goal for each year will be established by the Committee generally in February based on, and subject to review and approval of, the Company’s business plan and budget by the Board of Directors.

•

ROIC will be calculated as total property-level EBITDA divided by the total invested capital for all consolidated properties. Invested capital is defined as the purchase price of a property plus all capital expenditures, excluding the furniture, fixture and equipment reserve contributions, typically 5% of gross revenues. The ROIC measure will be established by the Committee generally in February based on, and subject to review and approval of, the Company’s business plan and budget by the Board of Directors, and will be adjusted to exclude any properties sold or acquired during the year.

•

The chart below shows the performance and payout levels on each financial measure for this portion of the annual incentive award. No bonus will be earned for performance below threshold, and results will be interpolated between the levels of threshold, target and high.

Financial Measures

	< Threshold	Threshold	Target	High
Performance (as a % of Budgeted Goals)	0	85	100	115
Payout Level (as a % of Target)	0	50	100	200

Personal Performance Goals: The Chief Executive Officer will draft the performance goals in discussion with, and for, the other named executive officers. These goals may include operational, growth and leadership goals for the departments they manage. The Chief Executive Officer will also draft his own performance goals in consultation with the Committee. The Committee will review and approve all goals for the named executive officers and all executive vice presidents. These goals will be designed to be attainable at a “target” level. Performance goals may be reviewed mid-year by the Committee, and may be revised or adjusted by the Committee to ensure that they still reflect appropriate areas of emphasis for the executive. No bonus will be earned for performance below threshold, and results will be interpolated between the levels of threshold, target and high.

Equity Awards

For the 2009-2011 program, the Committee determined to provide senior management, including the named executive officers, long-term incentive opportunities in the form of equity-based awards with 90% in the form of restricted stock and 10% in the form of stock options.

Restricted Stock: Restricted stock will be granted upfront for the entire three year performance period with one-third eligible to vest in each of year-end 2009, 2010 and 2011. The Committee retains the discretion to modify awards to reflect additional responsibilities, promotions or superior performance. Vesting will be subject to the satisfaction of personal and Company performance measures, which will be set at three separate levels – a threshold level, a target level and a high level. Dividends will accrue and be paid only on shares that vest and are released. The initial upfront grant represents the maximum number of shares that may be earned over the three year period, that is, performance at the “high” level for each of the three years. The program is based, however, on senior management vesting in shares at the “target” level.

Approximately 50% of the total target equity award (56% of the total target restricted stock award) will have vesting tied to the satisfaction of annual personal target performance goals, which are described above under “Annual Incentive Awards.” Approximately 40% of the total equity award (44% of the total target restricted stock award) will be tied to the satisfaction of two relative measures of total stockholder return. Dividends will accrue and be paid only on shares that vest and are released.

Personal Performance Goals: The chart below shows the shares that may vest annually based on the level of achievement on personal performance goals. No bonus will be earned for performance below threshold, and results will be interpolated between the levels of threshold, target and high.

Percentage Shares Vesting Based on Satisfaction of Personal Goals

(as a % of the annual Target amount)

< Threshold	Threshold	Target	High
0	50	100	150

Relative Measures: At each of year-end 2009, 2010 and 2011, the Company’s total stockholder return will be compared to two indices, weighted equally, the NAREIT Equity Index and an index of lodging REITs and hotel management companies. The companies in the latter index will be recommended by the Committee’s independent consultant after discussion with management and approved by the Committee, based on comparability to the Company’s operating model. Total stockholder return is the increase in the year-end price of the Company’s common stock over the prior year’s end price, plus dividends paid on the Company’s common stock during the relevant year. The stock price will be calculated, in each case, as the average of the high and low price of the Company’s common stock on the NYSE on the last 60 calendar days of the relevant year. Shares will vest based on the performance of the Company’s total stockholder return (measured as a percentile) compared to each index. No bonus will be earned for performance below threshold, and results will be interpolated between the levels of threshold, target and high, as follows:

Relative Measures

	< Threshold	Threshold	Target	High
Percentile Achieved	Less than 30th Percentile	30th Percentile	50th Percentile	75th Percentile
Shares Vesting (as a % of the annual Target amount)	0	50	100	200

To the extent shares do not vest in any one year based on either of the relative measures, there will be an opportunity for the unvested shares to vest at the end of 2011 based on a cumulative relative return over the three-year period for each measure, which will include dividends paid during those three years. The price to measure the cumulative stockholder return against each index for the three year period 2009-2011 will be the average of the high and low price of the Company’s common stock on the NYSE for the 60 calendar days prior to December 31, 2008. Shares will only vest if the cumulative return is in the 75th percentile or higher.

Stock Options: Stock option exercise prices will be set at 100% of the fair market value of the Company’s stock on the date of the grant. Grants will generally be made at the Committee’s February meeting, the date of which is determined generally a year in advance, or, in the case of any new hire, on the date of commencement of employment or the date of Committee approval, whichever is later. Options will have a 10-year life with vesting to be determined by the Committee at the time of the grant. No cash dividends will accrue or be paid on options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009	HOST HOTELS & RESORTS, INC.

	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller